UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: January 24, 2008
(Date of earliest event reported)

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA 19406
(Address of principal executive offices and zip code)

(610) 491-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 24, 2008, GSI Commerce, Inc. (“we” or the “Registrant”) issued a press release announcing preliminary results for its fiscal year ended December 29, 2007, guidance for fiscal year 2008 and certain other information. A copy of the press release is furnished as part of this report and incorporated herein by reference.

The press release (included as Exhibit 99.1) contains the non-GAAP financial measures merchandise sales and adjusted EBITDA. We also discuss certain ratios that use those measures. These financial measures are not intended to be considered in isolation of, as a substitute for or superior to our GAAP financial information. The non-GAAP financial measures included in the press release and to be included the conference call have been reconciled to the nearest GAAP measure as is required under Securities and Exchange Commission rules. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as to the operating results of comparable companies. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

Merchandise sales. We define merchandise sales as the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through our platform, whether we record the full amount of such transaction as a product sale or a percentage of such transaction as a service fee on our financial statements. Merchandise sales exclude the retail value of all sales transactions from partners acquired through the acquisition of Accretive Commerce as such sales do not flow through our platform. Merchandise sales do, however, include the value of freight services sold by Accretive Commerce to its partners. We consider merchandise sales to be a useful metric for management and investors because a significant portion of our sales and marketing expenses, including fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees and organizational costs such as business management, are related to the amount of sales made through our platform, whether or not we record the revenue from such sales. As a result, we use this metric as part of our revenue and expense forecasting process and for capacity planning purposes. We monitor this metric on a daily basis and consider it to be a critical measure of the health of our business.

Adjusted EBITDA. We define adjusted EBITDA as income from operations excluding stock-based compensation, depreciation and amortization expenses and acquisition-related integration expenses. We consider adjusted EBITDA to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Press Release, dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ Michael R. Conn
Michael R. Conn Executive Vice President Finance and Chief Financial Officer
Dated: January 24, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated January 24, 2008